As filed with the Securities and Exchange Commission on May 17, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-2000871
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 - 740 McCurdy Road Kelowna, British Columbia Canada	V1X 2P7
(Address of Principal Executive Offices)	(Zip Code)

Lexaria Bioscience Corp.

Equity Incentive Plan

(Full title of the plan)

Nevada Agency and Transfer Company

50 West Liberty

Suite 880

Reno, Nevada 89501

(Name and address of agent for service)

(775) 322-5623

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, par value $0.001, subject to outstanding options	790,000 shares	$0.99 (3)	$782,100	$94.79
Common shares, par value $0.001, not subject to outstanding options	7,048,713 shares	$0.92 (4)	$6,484,816	$785.96
Total	7,838,713 shares		$7,266,916	$880.75

(1)	Common shares, par value $0.001, of Lexaria Bioscience Corp. (the “Registrant”) pursuant to the Registrant’s Lexaria Bioscience Corp. Equity Incentive Plan (effective May 1, 2019) (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional common shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	Based on the weighted average exercise price of $0.99 of options granted under the Plan outstanding as of May 17, 2019.

(4)	Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the OTC Markets on the OTCQX on May 15, 2019, which was $0.92 per share.

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PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K filed with the Commission on November 14, 2018;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2018, filed on January 11, 2019, and February 28, 2019, filed on April 15, 2019;

(c)	The Registrant’s Current Reports on Form 8-K filed on September 5, 2018, October 12, 2018, November 6, 2018, November 28, 2018, December 11, 2018, December 19, 2018, January 22, 2019, January 28, 2019, March 21, 2019, April 11, 2019, April 25, 2019 and May 9, 2019; and

(d)	The description of the Registrant’s common shares contained in the Registration Statement on Form S-4 filed with the Commission on January 5, 2018 and amended on Form S-4/A on February 7, 2018 and March 1, 2018, including any amendment or report filed for the purposes of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that the Registrant is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

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Item 6. Indemnification of Directors and Officers.

Directors and officers of the Registrant may be indemnified as provided by the Nevada Revised Statutes (the “NRS”), the Registrant’s Articles of Incorporation, as amended, and the Registrant’s Amended and Restated Bylaws.

Section 78.7502 of the NRS permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if such person (1) is not liable pursuant to Section 78.138 of the NRS, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.751 of NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. Section 78.751 of NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

Article XI of the Registrant’s Articles of Incorporation, as amended, provides that “[t]he [Registrant] shall indemnify each present and future director, officer, employee or agent of the [Registrant] who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the [Registrant], by reason of the fact that he is or was a director, officer, employee, or agent of the [Registrant], or is or was serving at the request of the [Registrant] as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the [Registrant], and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.” Furthermore, “[t]he expenses of directors, officers, employees or agents of the [Registrant] incurred in defending a civil or criminal action, suit, or proceeding may be paid by the [Registrant] as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the [Registrant] if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the [Registrant].”; and, “[n]o indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the [Registrant], if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.”

Article VII, Section 1 of the Registrant’s Amended and Restated Bylaws provides that “[e]very person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the [Registrant] or is or was serving at the request of the [Registrant] or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the [Registrant] as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the [Registrant]. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under [the Registrant’s Amended and Restated Bylaws].”

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In addition, Article VII, Section 2 of the Registrant’s Amended and Restated Bylaws provides that “the Board of Directors may cause the [Registrant] to purchase and maintain insurance on behalf of any person who is or was a director or officer of the [Registrant], or is or was serving at the request of the [Registrant] as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the [Registrant] would have the power to indemnify such person.” Article VII, Section 3 of the Registrant’s Amended and Restated Bylaws provides that “[t]he Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

4.1	Lexaria Bioscience Corp. Equity Incentive Plan (effective May 1, 2019)
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Troutman Sanders LLP (included in the Opinion filed as Exhibit 5.1)
23.2	Consent of Davidson & Company LLP
24.1	Powers of Attorney (included on the signature pages to this registration statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on May 17th, 2019.

LEXARIA BIOSCIENCE CORP.
(Registrant)

By:	/s/ Chris Bunka
Chris Bunka Chief Executive Officer

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POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Bunka and Allan Spissinger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 17th, 2019.

Signature	Title

/s/ Chris Bunka	Chief Executive Officer and Chairman of the Board of Directors
Chris Bunka	(Principal Executive Officer)

/s/ Allan Spissinger	Chief Financial Officer
Allan Spissinger	(Principal Financial and Accounting Officer)

/s/ John Docherty	Director
John Docherty

/s/ Nicholas Baxter	Director
Nicholas Baxter

/s/ Ted McKechnie	Director
Ted McKechnie

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